SCHEDULE 14C
                                 (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary information statement        [ ] Confidential, for use of the Commission
                                                 only (as permitted by Rule 14c-5(d)(2))
[x] Definitive information statement

                                GENENTECH, INC.
                (Name of Registrant as Specified in Its Charter)

     Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14-c5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common Stock, $.02 Par Value

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     (2)  Aggregate number of securities to which transaction applies: N/A

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

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     (4)  Proposed maximum aggregate value of transaction: N/A

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     (5)  Total fee paid: N/A

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     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (1)  Amount Previously Paid: N/A

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     (2)  Form, Schedule or Registration Statement No.: Schedule 14C

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     (3)  Filing Party: Genentech, Inc.

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     (4)  Date Filed: March 14, 2000

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


                                GENENTECH, INC.

                                   1 DNA Way
                   South San Francisco, California 94080-4990
                                  650-225-1000

March 14, 2000

                             INFORMATION STATEMENT

     This Information Statement is being mailed to the stockholders of Genentech, Inc. (the "Company") commencing on or about March 14, 2000, in connection with the previously approved amendment of the Bylaws of the Company (the "Bylaws"), described below, by action by written consent of Roche Holdings Inc. as the holder of more than 60% of the outstanding Common Stock, par value $0.02 per share (the "Common Stock"), of the Company (the "Bylaw Amendment"). All necessary corporate approvals in connection with the Bylaw Amendment have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on March 10, 2000. The Bylaw Amendment has been approved and will take effect on April 3, 2000 without further action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     On March 10, 2000, Roche Holdings, Inc. ("Roche"), as the holder of 170,597,176 shares of Common Stock), representing approximately 65.6% of the 260,051,435 shares of Common Stock outstanding, consented in writing without a meeting to the Bylaw Amendment. As a result, the Bylaw Amendment was approved as required by law and the Amended and Restated Certificate of Incorporation of the Company and no further vote or other corporate action is required in connection with the Bylaw Amendment. Stockholders will not, under Delaware law, have any right to dissent with respect to the Bylaw Amendment.

     The Bylaw Amendment amends the Bylaws by adding, at the end of Section 3.03(a) of the Bylaws, the following:

     "Notwithstanding any other provision of these Bylaws, and without limiting the Corporation's obligations pursuant to Section 4.04(g) of the Affiliation Agreement between the Corporation


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


     and Roche Holdings, Inc. dated as of July 22, 1999, as amended as of October 22, 1999 (as so amended and as hereafter amended by the Corporation and Roche, the "Affiliation Agreement"), (a) Parent's Voting Interest, (b) the ownership of Roche and/or its affiliates and (c) Roche's total voting power for purposes of Section 3.04(d)(i)(A) and (B) shall at all times be calculated for purposes of these Bylaws as if the Corporation had, as of the time of such calculation, purchased all shares that would, as of such time, have been required to be purchased by the Corporation pursuant to Section 4.04(g) of the Affiliation Agreement (determined without regard to the exception at the end of Section 4.04(g)(2) of the Affiliation Agreement)."

The Bylaws have been filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the Affiliation Agreement has been filed as Exhibits 10.4 and 10.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     The purpose and general effect of the Bylaw Amendment is to maintain certain proportional representation rights of Roche under the Bylaws with respect to membership on the Board of Directors of the Company and committees thereof to the extent that the Company does not make repurchases of Common Stock required by the Affiliation Agreement. The Company and Roche intend to make similar amendments to the Affiliation Agreement and the Commercialization Agreement between the Company and F. Hoffman-La Roche Ltd, an affiliate of Roche (a copy of which was filed as Exhibit 10.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999). Because the Company is required by the Affiliation Agreement to make such repurchases, the Bylaw Amendment would not afford representation to Roche beyond the levels which would be required if such repurchases are made in full.

Roche and the directors and executive officers of the Company who are officers or directors of Roche or its affiliates may be deemed to have a substantial interest in the Bylaw Amendment because the Bylaw Amendment was adopted for the purpose and will have the effect of preserving the intended proportional representation of Roche on the Company's Board of Directors and committees thereof to the extent that repurchases of Common Stock are not made in full by the Company as contemplated by the Affiliation Agreement.


                                                     GENENTECH, INC.


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